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Exhibit 99.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned, Thomas E. O'Hern, the Chief Financial Officer, of The Macerich Company (the "Company"), pursuant to 18 U.S.C. §1350, hereby certifies that:

          (i)    the Annual Report on Form 10-K for the year ended December 31, 2002 of the Company (the "Report") fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

          (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 26, 2003

/s/ THOMAS E. OHERN

        A signed original of this written statement required by Section 906 has been provided to The Macerich Company and will be retained by The Macerich Company and furnished to the Securities and Exchange Commission or its staff upon request.

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Exhibit 99.2